UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

OPTEC INTERNATIONAL, INC.
--------------------------------------------------------------
(Exact name of Registrant as specified in its charter)

Wyoming	333-198993	45-5552519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2721 Loker Avenue West
Carlsbad, CA 92010
(760) 444-5566
www.OptecIntl.com
(Address and telephone number of registrant’s principal executive offices and principal place of business)

1010 Industrial Road, Suite 70
Boulder City, Nevada, 89005
702-769-4529
(Former address of principal executive offices)

Title of each class to be registered	Name of each exchange on which each class is to be registered
None	NA
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [  ]
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates: 333-198993
Securities to be registered pursuant to Section 12(g) of the Act:
Title of Each Class
To be so Registered
Common Stock, par value $0.001 per share

Item 1.  Description of Registrant’s Securities to be Registered.

A description of the Registrant’s Common Stock is set forth under the caption “Description of Securities” contained in the prospectus included in the Company’s Registration Statement on Form S-1 (File No. 333-198993) as amended from time to time (the "1933 Act Registration Statement"),and as originally filed with the Securities and Exchange Commission on September 29, 2014 (“Registration Statement”), and in the prospectus included in the Registration Statement and declared effective by the Commission on May 11, 2015, is hereby incorporated by reference in response to this item.

Item 2.  Exhibits.
Exhibit Number	Description of Exhibit

3.1*	Articles of Incorporation
3.2*	Bylaws

*  Incorporated by reference to registration statement on Form S-1 filed on September 29, 2014
.
SIGNATURES

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

OPTEC INTERNATIONAL, INC.

Dated: October 25, 2017	By:	/s/ Peter Sollenne
Peter Sollenne
Principal Executive Officer, and Principal Financial Officer